May 3, 1996



ILX Incorporated
2777 East Camelback Road
Phoenix, Arizona 85016

Gentlemen:

         We have acted as counsel to ILX Incorporated, an Arizona corporation, (the "Company") in connection with its registration of 8,734,488 shares of its common stock (the "Common Stock") currently held by certain third parties (the "Current Holders"). As such counsel, we have examined and relied upon the following documents:

         1. Form S-3 Registration Statement filed with the Securities and Exchange Commission ("SEC") on May 3, 1996, as amended prior to its effective date (the "Registration Statement");

         2. Resolutions of the Company's Board of Directors authorizing the issuance of the Common Stock (the "Resolutions").

         3. The Company's Articles of Incorporation certified by the Arizona Corporation Commission;

         4.       The Company's Bylaws certified by the Company's Secretary;

         5.       A specimen of the certificates of the Common Stock;

         6. A certificate of the Company's Chief Financial Officer regarding payments made for the Common Stock and the number of shares of ILX Common Stock that have been issued and are currently outstanding;

         7. A representation from the Company, satisfactory to us, that the Company has not been advised that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose have been initiated or are pending or contemplated under the Securities Act of 1933, as amended (the "Act"); and
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ILX Incorporated
May 3, 1996
Page 2



         8. The letter of Deloitte and Touche dated May 3, 1996 relating to the financial statements in, or incorporated in, the Registration Statement and other matters referred to therein.

         We also have examined and relied upon such certificates of public officials and others and such other documents as we have deemed relevant and necessary as a basis for the opinion set forth below. We also exclusively have relied upon and assumed the accuracy of the representations and warranties as to factual matters made by various officers of the Company. We exclusively have relied upon certificates of the Arizona Corporation Commission that the Company, as a domestic corporation, is in good standing and as to the current form of articles of incorporation, and on representations that the Company was in good standing at all times when issuing the Common Stock. We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its respective properties may be bound or of suits, investigations or proceedings, if any, pending or threatened against the Company. For purposes of this opinion, we have not reviewed or examined any documents other than those referred to above, and have not undertaken or conducted any independent investigation or other inquiry whatsoever, except as may be specifically stated herein.

         Based upon the foregoing, and subject to the limitations, assumptions and qualifications stated below, we are of the opinion that the Common Stock, when first issued by the Company to the Current Holders or their predecessor shareholders, was legally issued under Arizona's General Corporation Law by the Company, and was, when first issued by the Company, fully paid and non-assessable.

         Our opinion is subject to the following assumptions, qualifications, limitations and exceptions:

                  1. In rendering the opinion expressed above with respect to the Common Stock, we have assumed without investigation, with respect to each offer, issuance, sale and delivery by the Company of shares of the Common Stock, each purchase of such shares by the purchaser thereof, each purchase or other acquisition by the Company of shares of its capital stock, each sale or other disposition by the seller thereof, each offer, reissuance, resale, and delivery by the Company of shares so purchased or acquired, and each purchase by the purchaser thereof (which transactions, including any written and oral agreements pertaining thereto and the execution, delivery, consummation and performance of such agreements, collectively are referred to for purposes of this paragraph as "Transactions," and, individually, a "Transaction") that:

                  (a) At the time thereof, at all times subsequent thereto, and as to the Company or any other party, such Transactions did not violate, result in a breach of, or conflict
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ILX Incorporated
May 3, 1996
Page 3



         with any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect;

                  (b) At the time thereof and at all times subsequent thereto, the persons authorizing each such Transaction for the Company or for any such other party were acting pursuant to properly granted authority and did not violate any fiduciary or other duty owed by them;

                  (c) No event has taken place subsequent to any such Transaction, or will take place, that would cause any such Transaction not to comply with any law, rule, regulation, order, judgment, decree, or duty, or that would permit the Company or any such other party at any time thereafter to cancel, rescind, or otherwise avoid such Transaction;

                  (d) There was no misrepresentation, omission or deceit by the Company, any such other party, or any other person or entity in connection with any such Transaction;

                  (e) Each such Transaction is governed by the laws of the State of Arizona (without giving effect to provisions regarding conflict of laws);

                  (f)  Each party to each such Transaction:

                           (i) if not a natural person, (A) had duly and validly
                  taken all necessary corporate or other proceedings of the directors (or a committee of directors), stockholders, partners, members and all other bodies to authorize the Transaction and (B) did not, at the time of such Transaction or thereafter, by entering or consummating such Transaction, violate or cause a breach of any term of its Articles of Incorporation, bylaws, or other governing document; and

                           (ii) whether or not a natural person, (A) had the power, authority, and capacity to execute, deliver, consummate and perform each such Transaction, and (B) duly authorized each such Transaction, and each such Transaction constituted and now constitutes the legal, valid, and binding obligation of such other party, and was and is enforceable as to such other party in accordance with its terms;

                  (g) At the time thereof and at all times subsequent thereto, each such Transaction did not, does not now, and will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any such other party is
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ILX Incorporated
May 3, 1996
Page 4



         or becomes a party or to which any of them or any of their respective properties, assets, or security holders are or will be subject;

                  (h) Each document pertaining to a Transaction was duly executed, delivered, and performed by the Company and each other party to such Transaction;

                  (i) Each oral agreement pertaining to a Transaction was duly performed by the Company and each other party to such Transaction, constituted the legal, valid, and binding obligation of the Company and each other party to such Transaction, and was enforceable as to the Company and each other party to such Transaction in accordance with its terms;

                  (j) Any share or other security of another corporation received by the Company in exchange for shares of capital stock of the Company or in exchange for securities convertible into, entitling the holder thereof to purchase, or exercisable in exchange for shares of capital stock of the Company, in any case in a stock-for-stock acquisition, merger, exchange, recapitalization or otherwise, was validly authorized, validly issued, fully paid, and non-assessable;

                  (k) Stock certificates representing the Common Stock were prepared properly, and the officers of the Company purporting to sign the stock certificates either manually or by facsimile in fact executed the certificates (and, if facsimile signatures were used, such certificates were properly countersigned); and

                  (l) The consideration for the issuance of the Common Stock was paid to the Company in cash, in other property (whether tangible or intangible) or in labor or services actually performed for the Company, and such consideration did not include promissory notes or promises of future services.

As used in this paragraph, the term "Company" means the Company and its predecessors, as well as corporations the stock of which the Company has obtained in exchange for shares of capital stock of the Company or in exchange for securities convertible into, entitling the holder thereof to purchase, or exercisable in exchange for, shares of capital stock of the Company, in any case, in a stock-for-stock acquisition, merger, exchange recapitalization, or otherwise.

                  2. We have assumed without investigation the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy, the authenticity of the original of such latter documents, the conformity to the executed documents of any documents submitted to us as the form to be executed, the genuineness of all signatures, and the legal capacity of natural persons. We have assumed
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ILX Incorporated
May 3, 1996
Page 5



without investigation that any certificate, representation (oral or otherwise), telegram, telex, telecopy or other document on which we have relied, whether or not given or dated earlier than the date hereof, is authentic and remains accurate insofar as relevant to this opinion from such earlier date through and including the date hereof. For purposes of this opinion, we have not reviewed or examined any other documents and have not undertaken or conducted any independent investigation or other inquiry whatsoever, except as may be specifically stated herein. References herein to knowledge of any kind encompass only the actual present knowledge of only those present partners of the undersigned (acting in such capacity) who have given substantive attention to the Registration Statement.

                  3. We have assumed without investigation the due authorization and execution of the Resolutions by the Company's Board of Directors to the extent such authorization and execution is a prerequisite to the effectiveness, validity, binding nature or enforceability of the Resolutions and issuance of the Common Stock; neither the execution and delivery by the Company, nor the issuance of the Common Stock, conflicts with or results in a breach of, or constitutes a default under, any agreement or other obligation to which the Company is a party or by which it or its property is bound, or results in the creation or imposition of any encumbrance upon any of its properties; the Company has obtained all necessary governmental consents, authorizations, approvals, permits or certificates that were and are required as a condition to its authorizing and issuing the Common Stock; no fraud or duress has occurred in connection with the promulgation of the Resolutions; and the Company has not revoked or modified the Resolutions.

                  4. We express no opinion as to the possible impact upon the matters opined upon of the laws, orders or judgments of any jurisdiction other than United States federal law, and the local law of the State of Arizona (without reference to Arizona choice-of-law rules). We express no opinion as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

                  5. Our opinion is limited to the matters set forth herein and to the date hereof. No opinion may be inferred or implied beyond the matters expressly stated herein. Our opinion is applicable only to the addressee hereof and shall not apply to any other person, firm, corporation or other entity.

                  6. The opinion expressed herein is subject to bankruptcy, insolvency, reorganization, arrangement, receivership, conservatorship, moratorium, fraudulent conveyance or other state and federal laws now or hereafter affecting the enforcement of creditors' rights in general. We render no opinion concerning the validity or enforceability of purported waivers, or provisions regarding insolvency, bankruptcy, or related provisions.
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ILX Incorporated
May 3, 1996
Page 6


                  7. Our opinion is based upon existing laws, rules and regulations, and we undertake no obligation to advise you of changes that may be brought to our attention after the date hereof.

         We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

         We are furnishing this opinion to you solely for your use in connection with the Registration Statement. Except as stated in the prior paragraph, our opinion is not to be used, reproduced or filed publicly or used by any other person without our prior written consent, nor shall it be used, quoted, circulated, or otherwise referred to for any other purposes.


                                                  Very truly yours,

                                                  /s/ Colombo & Bonacci, P.C.
                                                  COLOMBO & BONACCI, P.C.